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EXHIBIT 23.02

SOUTH CAROLINA ELECTRIC AND GAS COMPANY

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-108760 of South Carolina Electric and Gas Company on Form S-3 of our report dated February 28, 2005 relating to the financial statements and financial statement schedule of South Carolina Electric & Gas Company appearing in this Annual Report on Form 10-K of South Carolina Electric and Gas Company for the year ended December 31, 2004.

s/DELOITTE & TOUCHE LLP
Columbia, South Carolina
February 28, 2005

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SOUTH CAROLINA ELECTRIC AND GAS COMPANY CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM